As filed with the Securities and Exchange Commission on May 23, 2008 Registration No. 333-134223

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________

TII NETWORK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	66-0328885
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

141 Rodeo Drive

Edgewood, NY 11717

(Address of Principal Executive Offices)

2005 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Kenneth A. Paladino, President

TII Network Technologies, Inc.

141 Rodeo Drive

Edgewood, New York 11717

(Name and address of agent for service)

(631) 789-5000

(Telephone number, including area code, of agent for service)

with a copy to:

Richard A. Rubin, Esq.

Troutman Sanders LLP

405 Lexington Avenue

New York, New York 10174

Registration Statement No. 333-134223 on Form S-8 (the “Registration Statement”) of TII Network Technologies, Inc. (the “Company”), pertaining to the registration of 200,000 shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”), issuable to eligible employees of the Company under the Company’s 2005 Employee Stock Purchase Plan (the “Plan”) to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on May 16, 2006.

The Company’s Board of Directors has determined to terminate the Plan prior to the offering of any shares under the Registration Statement. Accordingly, the Company hereby removes from registration all shares of the Company’s Common Stock registered under the Registration Statement, all of which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Edgewood, State of New York, on the 22nd day of May, 2008.

TII NETWORK TECHNOLOGIES, INC.

By:	/s/ Kenneth A. Paladino
Kenneth A. Paladino, President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd day of May, 2008.

Signature	Title

/s/ Kenneth A. Paladino	President, Chief Executive Officer (Principal Executive Officer) and
Kenneth A. Paladino	Director
/s/ Jennifer E. Katsch	Vice President – Finance and Treasurer (Principal Financial and
Jennifer E. Katsch	Principal Accounting Officer)
Director
Mark T. Bradshaw
Director
Lawrence M. Fodrowski
/s/ James R. Grover, Jr.	Director
James R. Grover, Jr.
/s/ Susan Harman	Director
Susan Harman
/s/ Charles H. House	Director
Charles H. House
/s/ Brian J. Kelley	Director
Brian J. Kelley

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